UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2012

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

NON-EMPLOYEE DIRECTOR COMPENSATION

On December 13, 2012, the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) approved the following changes to the compensation of non-employee members of the Board of Directors, effective as of the 2013 Annual Meeting of Stockholders of the Company:

• the annual equity award will have a fair market value of $125,000 on the date of grant for each non-employee member of the Board of Directors (or $175,000 for the Chairman of the Board) in the form of restricted stock, and will no longer be the same fixed number of shares each year;

• non-employee members of the Board of Directors will no longer be able to choose to receive the annual cash retainer (which will remain unchanged at $75,000) or the annual equity award in the form of stock options; and

• the Company will pay separate annual cash fees, payable quarterly in arrears in accordance with the same payment timetable that is used for paying the annual retainer fee, as follows: $7,500 for the Nominating and Corporate Governance Committee Chair, $15,000 for the Compensation Committee Chair, $15,000 for the Audit Committee Chair and $25,000 for the Chairman of the Board. The separate annual cash fee of $25,000 for the Presiding Director will remain unchanged.

A description of the compensation of non-employee directors of the Company, including the changes described above, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

December 14, 2012	By:	/s/Peter J. Arduini

Name: Peter J. Arduini
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation